Exhibit 21.1(2)



DCT-21-2003     11=24    PflRflSEC/PflRflCORP-NEUflDfl   BBS  886  71GB     P. 0

                                                                  OCT 2 0 MB3

                                                                    IHtl
                            ARTICLES OF INCORPORATION



Article #1:  The name of the corporation is:

                           CAPITOL DEVELOPMENT, INC.

Article #2:  The name and address of the Resident Agent is:

              Paracorp Incorporated 318
              N Carson St #208
              Carson City NV 89701

Article #3: The type of business is to engage in any lawful activity for which a corporation may be duly organized under the General Corporation Law of Nevada.

Article #4: The total authorized capital of the corporation is: 1O,000 shares at a par value of $.01

Article #5: The governing board of the corporation is One director(s), The number of directors may be changed by the board. The director's name and address is as follows:

              Michael G Todd
              900 N Federal Hwy #410
              BocaRaton, FL 33432


Article #6: All shares are non-assessable at this time.

Article #7: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada Law.

Article #8: The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Nevada Law.


Article #9: The corporation shall have perpetual existence.


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DCT-21-2003  11=24    PflRflSEC/F'HRfiCQRP-NEUfiDiH       88S  886  7168  P. 133



Article #10: The name and address of the incorporator is as follows:



              Michele Calkins
              Paracorp Incorporated
              318 N Carson St #208
              Carson City, NT 89701


 Signature:
              ----------------------





              CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:





I, Michele Calkins do


                               hereby accept appointment as Resident Agent
/s/ Michele Calkins                for the above
-----------------------------
    Michele Calkins
(Signature of Resident Agent)  For Paracorp Incorporated  Date; October 20, 2003
                               -------------------------